EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Select Market. The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/12/2014	Purchase	$11.4797	1	2818
12/15/2014	Purchase	$11.6532	2	4100
12/16/2014	Purchase	$11.6078	3	5716
12/17/2014	Purchase	$11.4945	4	1650
12/18/2014	Purchase	$11.7843	5	15000
12/19/2014	Purchase	$11.8024	6	13046
12/22/2014	Purchase	$12.1454	7	1935
12/23/2014	Purchase	$12.4900		1309
12/29/2014	Purchase	$12.4750	8	7000
12/30/2014	Purchase	$12.5000		2000
12/31/2014	Purchase	$12.5000		1508
1/2/2015	Purchase	$12.3754	9	3991
1/5/2015	Purchase	$12.4742	10	4796
1/6/2015	Purchase	$12.0175	11	800
1/7/2015	Purchase	$12.0375	12	1400
1/8/2015	Purchase	$12.1265	13	1192
1/9/2015	Purchase	$12.1961	14	4778
1/12/2015	Purchase	$12.0935	15	3445
1/13/2015	Purchase	$12.0802	16	4560
1/14/2015	Purchase	$12.0445	17	7500

1 This transaction was executed in multiple trades at prices ranging from $11.29 – 11.55.
2 This transaction was executed in multiple trades at prices ranging from $11.51 – 11.73.
3 This transaction was executed in multiple trades at prices ranging from $11.50 – 11.63.
4 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
5 This transaction was executed in multiple trades at prices ranging from $11.76 – 11.80.
6 This transaction was executed in multiple trades at prices ranging from $11.77 – 11.81.
7 This transaction was executed in multiple trades at prices ranging from $12.14 – 12.15.
8 This transaction was executed in multiple trades at prices ranging from $12.45 – 12.50.
9 This transaction was executed in multiple trades at prices ranging from $12.26 – 12.45.
10 This transaction was executed in multiple trades at prices ranging from $12.45 – 12.50.
11 This transaction was executed in multiple trades at prices ranging from $12.01 – 12.02.
12 This transaction was executed in multiple trades at prices ranging from $12.01 – 12.08.
13 This transaction was executed in multiple trades at prices ranging from $12.10 – 12.15.
14 This transaction was executed in multiple trades at prices ranging from $12.15 – 12.25.
15 This transaction was executed in multiple trades at prices ranging from $12.05 – 12.10.
16 This transaction was executed in multiple trades at prices ranging from $11.98 – 12.10.
17 This transaction was executed in multiple trades at prices ranging from $12.00 – 12.05.